EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	KOREA
2.	Korea South-East Power Co., Ltd.	KOREA
3.	Korea Midland Power Co., Ltd.	KOREA
4.	Korea Western Power Co., Ltd.	KOREA
5.	Korea Southern Power Co., Ltd.	KOREA
6.	Korea East-West Power Co., Ltd.	KOREA
7.	KEPCO Engineering & Construction Company, Inc.	KOREA
8.	KEPCO Plant Service & Engineering Co., Ltd.	KOREA
9.	KEPCO Nuclear Fuel Co., Ltd.	KOREA
10.	KEPCO KDN Co., Ltd.	KOREA
11.	KEPCO International HongKong Ltd.	HONG KONG
12.	KEPCO International Philippines Inc.	PHILIPPINES
13.	KEPCO Gansu International Ltd.	HONG KONG
14.	KEPCO Philippines Holdings Inc.	PHILIPPINES
15.	KEPCO Philippines Corporation	PHILIPPINES
16.	KEPCO Ilijan Corporation	PHILIPPINES
17.	KEPCO Lebanon SARL	LEBANON
18.	KEPCO Neimenggu International Ltd.	HONG KONG
19.	KEPCO Shanxi International Ltd.	HONG KONG
20.	KOMIPO Global Pte Ltd.	SINGAPORE
21.	KEPCO Netherlands B.V.	NETHERLANDS
22.	KOREA Imouraren Uranium Investment Corp.	FRANCE
23.	KEPCO Australia Pty., Ltd.	AUSTRALIA
24.	KOSEP Australia Pty., Ltd.	AUSTRALIA
25.	KOMIPO Australia Pty., Ltd.	AUSTRALIA
26.	KOWEPO Australia Pty., Ltd.	AUSTRALIA
27.	KOSPO Australia Pty., Ltd.	AUSTRALIA
28.	KEPCO Middle East Holding Company	BAHRAIN
29.	Qatrana Electric Power Company	JORDAN
30.	KHNP Canada Energy, Ltd.	CANADA
31.	KEPCO Bylong Australia Pty., Ltd.	AUSTRALIA
32.	Korea Waterbury Uranium Limited Partnership	CANADA
33.	KEPCO Holdings de Mexico	MEXICO
34.	KST Electric Power Company	MEXICO
35.	KEPCO Energy Service Company	MEXICO
36.	KEPCO Netherlands S3 B.V.	NETHERLANDS
37.	PT. KOMIPO Pembangkitan Jawa Bali	INDONESIA
38.	PT. Cirebon Power Service	INDONESIA
39.	KOWEPO International Corporation	PHILIPPINES
40.	KOSPO Jordan LLC	JORDAN
41.	EWP Philippines Corporation	PHILIPPINES
42.	EWP America Inc.	USA
43.	EWP Renewable Corporation	USA
44.	DG Fairhaven Power, LLC	USA
45.	DG Whitefield, LLC	USA
46.	Springfield Power, LLC	USA
47.	KNF Canada Energy Limited	CANADA
48.	EWP Barbados 1 SRL	BARBADOS
49.	California Power Holdings, LLC	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
50.	Gyeonggi Green Energy Co., Ltd.	KOREA
51.	PT. Tanggamus Electric Power	INDONESIA
52.	Gyeongju Wind Power Co., Ltd.	KOREA
53.	KOMIPO America Inc.	USA
54.	EWPRC Biomass Holdings, LLC	USA
55.	KOSEP USA, INC.	USA
56.	PT. EWP Indonesia	INDONESIA
57.	KEPCO Netherlands J3 B.V.	NETHERLANDS
58.	Korea Offshore Wind Power Co., Ltd.	KOREA
59.	Global One Pioneer B.V.	NETHERLANDS
60.	Global Energy Pioneer B.V.	NETHERLANDS
61.	Mira Power Limited	PAKISTAN
62.	KOSEP Material Co., Ltd.	KOREA
63.	Commerce and Industry Energy Co., Ltd.	KOREA
64.	KEPCO KPS Philippines Corp.	PHILIPPINES
65.	KOSPO Chile SpA	CHILE
66.	PT. KOWEPO Sumsel Operation And Maintenance Services	INDONESIA
67.	HeeMang Sunlight Power Co., Ltd.	KOREA
68.	Fujeij Wind Power Company	JORDAN
69.	KOSPO Youngnam Power Co., Ltd.	KOREA
70.	HI Carbon Professional Private Special Asset Investment Trust 1	KOREA
71.	Chitose Solar Power Plant LLC	JAPAN
72.	KEPCO Energy Solution Co. Ltd.	KOREA
73.	Solar School Plant Co., Ltd.	KOREA
74.	KOSPO Power Services Limitada	CHILE
75.	Energy New Industry Specialized Investment Private Investment Trust	KOREA
76.	KOEN Bylong Pty., Ltd.	AUSTRALIA
77.	KOMIPO Bylong Pty., Ltd.	AUSTRALIA
78.	KOWEPO Bylong Pty., Ltd.	AUSTRALIA
79.	KOSPO Bylong Pty., Ltd.	AUSTRALIA
80.	EWP Bylong Pty., Ltd.	AUSTRALIA
81.	KOWEPO Lao International	LAOS
82.	KEPCO US Inc.	USA
83.	KEPCO Alamosa LLC	USA
84.	KEPCO Solar of Alamosa, LLC (formerly, Cogentrix of Alamosa, LLC)	USA
85.	KEPCO-LG CNS Mangilao Holdings LLC	USA
86.	Mangilao Investment LLC	USA
87.	KEPCO-LG CNS Mangilao Solar, LLC	USA
88.	Jeju Hanlim Offshore Wind Co., Ltd.	KOREA
89.	PT. Siborpa Eco Power	INDONESIA
90.	BSK E-New Industry Fund VII	KOREA
91.	e-New Industry LB Fund 1	KOREA
92.	Songhyun e-New Industry Fund	KOREA
93.	PT. Korea Energy Indonesia	INDONESIA
94.	KOLAT SpA	CHILE
95.	KEPCO California, LLC	USA
96.	KEPCO Mojave Holdings, LLC	USA
97.	Incheon Fuel Cell Co., Ltd	KOREA
98.	KOEN Service Co., Ltd.	KOREA
99.	KOMIPO Service Co., Ltd.	KOREA
100.	KOWEPO Service Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
101.	KOSPO Service Co., Ltd.	KOREA
102.	EWP Service Co., Ltd.	KOREA
103.	PT. KOMIPO Energy Indonesia	INDONESIA
104.	KNF Partners Co., Ltd.	KOREA
105.	KOSPO USA Inc.	USA
106.	Nambu USA LLC	USA
107.	Tamra Offshore Wind Power Co., Ltd.	KOREA
108.	KEPCO MCS Co., Ltd.	KOREA
109.	KEPCO FMS Co., Ltd.	KOREA
110.	Firstkeepers Co., Ltd.	KOREA
111.	Secutec Co., Ltd.	KOREA
112.	SE Green Energy Co., Ltd.	KOREA
113.	KEPCO Mangilao America LLC	USA
114.	Mangilao Intermediate Holdings LLC	USA
115.	KEPCO CSC Co., Ltd.	KOREA
116.	KOAK Power Limited	PAKISTAN
117.	KOMIPO Europe B.V.	SWEDEN
118.	Haenanum Energy Fund	KOREA
119.	Paju Ecoenergy Co., Ltd.	KOREA

All of the foregoing entities do business under their respective names set forth above.